EXHIBIT (32.1)



                          NORTHWEST NATURAL GAS COMPANY
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002


         Each of the undersigned, MARK S. DODSON, the President and Chief Executive Officer, and BRUCE R. DEBOLT, the Senior Vice President, Finance, and Chief Financial Officer, of NORTHWEST NATURAL GAS COMPANY (the Company), DOES HEREBY CERTIFY that:

1. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the Report) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

             IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 12th day of August 2003.


                             /s/ Mark S. Dodson
                             ---------------------------------------
                             President and
                             Chief Executive Officer


                             /s/ Bruce R. DeBolt
                             ---------------------------------------
                             Senior Vice President, Finance,
                             and Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Northwest Natural Gas Company and will be retained by Northwest Natural Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.